Paul E. Harner
Charles M. Oellermann
JONES, DAY, REAVIS & POGUE
1900 Huntington Center
41 South High Street
Columbus, Ohio  43215
Telephone:  (614) 469-3939

Dulcie D. Brand, Bar No. 176624
JONES, DAY, REAVIS & POGUE
5 Park Plaza
Suite 1100
Irvine, California  92614
Telephone:  (714) 851-3939

Attorneys for Debtors and
Debtors in Possession


                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

In re:                     )   Jointly Administered
                           )   Case Nos. SA95-22533-JW
THE CLOTHESTIME, INC., a   )   through SA95-22538-JW
Delaware corporation,      )
et al.,                    )   Chapter 11
                           )
               Debtors.    )   MODIFICATIONS TO THIRD AMENDED JOINT
                           )   PLAN OF REORGANIZATION OF THE
                           )   CLOTHESTIME, INC. AND CERTAIN OF ITS
                           )   SUBSIDIARIES
                           )
                           )   Date:  September 10, 1997
                           )   Time:  1:30 p.m.
                           )   Place: Courtroom 604
                           )          34 Civic Center Plaza
                           )          Santa Ana, California  92701
---------------------------


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               The above-captioned debtors and debtors in possession
(collectively, the "Debtors") hereby make the following Modifications to the Third Amended Joint Plan of Reorganization of The Clothestime, Inc. and Certain of Its Subsidiaries (the "Plan"),(1) dated July 28, 1997, pursuant to section 1127 of the Bankruptcy Code and Section XI.D of the Plan:

I.      MODIFICATIONS TO DEFINED TERMS

        A. The definition of "Advanced Lighting Stipulation" is modified and restated(2) as follows:

               4. "ADVANCED LIGHTING STIPULATION" means the Stipulation Regarding Treatment of Claims of Advanced Lighting Systems, Inc., as submitted to the Bankruptcy Court on August 25, 1997.


        B. The definition of "GE Stipulation" is modified and restated as follows:

              59. "GE STIPULATION" means the Stipulation Regarding Treatment of Claims of General Electric Capital Corporation, as submitted to the Bankruptcy Court on August 25, 1997.


        C. The definition of "IBM Stipulation" is modified and restated as follows:

               61. "IBM STIPULATION" means the Stipulation Regarding Treatment of Claims of IBM Credit Corporation, as submitted to the Bankruptcy Court on August 25, 1997.

(1) Unless otherwise defined in these Modifications, the capitalized terms used herein have the meanings assigned to them in the Plan.

(2) All modified and restated Plan provisions are marked to reflect the modifications thereto.

        D. The definition of "USL Stipulation" is modified and restated as follows:

              115. "USL STIPULATION" means the Stipulation Regarding Treatment of Claims of Mellon Leasing Corporation, as submitted to the Bankruptcy Court on August 25, 1997.

II.     MODIFICATIONS TO INTERCOMPANY MERGER PROVISIONS

               Section IV.C.1. is modified and restated as follows:

                      1. Prior to the Effective Date, New Clothestime shall take such actions as may be necessary or appropriate to effect the following intercompany merger transactions: (a) the merger of CTI with and into TCI; (b) the mergers of TCI, CT International and MRJ with and into CTA; and (c) the merger of CTA with and into CSI.



III.    MODIFICATIONS TO INITIAL DIRECTORS PROVISIONS

               Section IV.D.2.b is modified and restated as follows:

                             b.     IDENTITY OF INITIAL DIRECTORS

                      Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, New Clothestime's initial board of directors shall be comprised of the individuals named in the Disclosure Statement, a notice to be Filed with the Bankruptcy Court no fewer than 10 days prior to the initial hearing by the Bankruptcy Court regarding Confirmation or pursuant to the procedures set forth in the certificate of incorporation and bylaws of New Clothestime. Such notice or the Disclosure Statement shall contain sufficient information regarding such individuals' identities and affiliations to comply with section 1129(a)(5) of the Bankruptcy Code.


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


IV.  MODIFICATIONS TO NEW LOAN AGREEMENT PROVISIONS

               Section IV.G is modified and restated as follows:

               G.     EXECUTION OF NEW LOAN AGREEMENT

                      Prior to or on the Effective Date, New Clothestime shall take such actions as may be necessary or appropriate to enter into the New Loan Agreement.


Dated: July 28, 1997
       Anaheim, California



THE CLOTHESTIME, INC.                   CLOTHESTIME STORES, INC.

By: /s/ David A. Sejpal                 By: /s/ David A. Sejpal
   ------------------------------          ------------------------------
        David A. Sejpal                         David A. Sejpal
        Chairman of the Board and               Chairman of the Board and
        Chief Executive Officer,                Chief Executive Officer,
        President and Chief                     President and Chief
        Operating Officer                       Operating Officer



CLOTHESTIME INVESTMENT, INC.            CLOTHESTIME ACQUISITION
                                        CORPORATION

By: /s/ David A. Sejpal                 By: /s/ David A. Sejpal
   ------------------------------          ------------------------------
        David A. Sejpal                         David A. Sejpal
        President and Secretary                 President and Secretary



MRJ INDUSTRIES, INC.                    CLOTHESTIME INTERNATIONAL,
                                        INC.

By: /s/ David A. Sejpal                 By: /s/ David A. Sejpal
   ------------------------------          ------------------------------
        David A. Sejpal                         David A. Sejpal
        Chairman of the Board and               President and Secretary
        Chief Executive Officer,
        President and Chief
        Operating Officer


                                       -3-


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COUNSEL:

/s/ Paul E. Harner
------------------------------------
Paul E. Harner
Charles M. Oellermann
JONES, DAY, REAVIS & POGUE
1900 Huntington Center
41 South High Street
Columbus, Ohio  43215
Telephone:  (614) 469-3939

Dulcie D. Brand
JONES, DAY, REAVIS & POGUE
5 Park Plaza, Suite 1100
Irvine, California  92614
Telephone:  (714) 851-3939

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION


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